OAKWOOD MORTGAGE INVESTORS, INC. 1997-B         REPORT DATE:  October 8, 1997
OAKWOOD ACCEPTANCE CORP. -  SERVICER            POOL REPORT #5
REMITTANCE REPORT                               Page 1 of 6
REPORTING MONTH: Sep-97



                                            Scheduled Principal Balance of Contracts
---------------------------------------------------------------------------------------------------------------------------

Beginning                                                                             Ending                Scheduled
Principal        Scheduled      Prepaid            Liquidated        Contracts        Principal             Gross
Balance          Principal      Principal          Principal         Repurchased      Balance               Interest
---------------------------------------------------------------------------------------------------------------------------

173,131,736.27    (276,204.75)   (702,520.34)      (203,737.00)        0.00        171,949,274.18         1,499,778.71
===========================================================================================================================




                  Scheduled                                         Amount
Servicing         Pass Thru    Liquidation       Reserve            Available for      Limited       Total
Fee               Interest     Proceeds          Fund Draw          Distribution       Guarantee     Distribution
-------------------------------------------------------------------------------------------------------------------
 144,276.45     1,355,502.26   175,129.29        0.00               2,653,633.09         0.00       2,653,633.09
===================================================================================================================





Class M Liquidity Account
        Beginning                          Investment    Balance Before      Reserve     Reserve      Balance After
         Balance    Deposits    Distrib.    Interest  Current Distribution   Fund Draw   Fund Deposit Current Distribution   Excess
------------------------------------------------------------------------------------------------------------------------------------
       304,779.97   0.00      -1,263.41    1,217.85         304,734.41        0.00       0.00         304,734.41           1,217.89
===================================================================================================================================


    Reserve Fund Required Balance
--------------------------------------
Before Current     After Current
Distribution       Distribution
--------------------------------------

303,516.56         303,516.56
======================================





Class B-1 Liquidity Account
  Beginning                         Investment      Balance Before      Reserve     Reserve        Balance After
   Balance   Deposits     Distrib.   Interest    Current Distribution   Fund Draw   Fund Deposit   Current Distribution    Excess
-----------------------------------------------------------------------------------------------------------------------------------
329,502.54     0.00      -1,036.16    1,317.37         329,783.75         0.00       0.00           329,783.75             1,319.37
===================================================================================================================================



 Reserve Fund Required Balance
 --------------------------------------
 Before Current     After Current
 Distribution       Distribution
 --------------------------------------

  328,464.38         328,464.38
 ======================================


                                 Certificate Account
-------------------------------------------------------------------------------------------------

  Beginning                 Deposits                                     Investment       Ending
   Balance         Principal           Interest        Distributions     Interest        Balance
-------------------------------------------------------------------------------------------------
  590,566.66       1,176,179.84       1,484,651.32     (2,350,237.12)    1,795.13     902,955.83
=================================================================================================


                   P&I Advances at Distribution Date

----------------------------------------------------------------------------

Beginning              Recovered            Current            Ending
 Balance               Advances            Advances           Balance
----------------------------------------------------------------------------



760,274.07            730,483.23        832,462.75         862,253.59
============================================================================

OAKWOOD MORTGAGE INVESTORS, INC. 1997-B         REPORT DATE:  October 8, 1997
OAKWOOD ACCEPTANCE CORP. -  SERVICER            POOL REPORT #5
REMITTANCE REPORT
REPORTING MONTH: Sep-97                         Page 2 of 6


Class B Crossover Test                                                               Test Met?
-----------------------------------------------------------------                    ---------------
(a) Remittance date on or after December 2001                                              N


(b) Average 60 day Delinquency rate <=        5%                                        #DIV/0!

(c) Average 30 day Delinquency rate <=        7%                                        #DIV/0!


(d) Cumulative losses do not exceed the following percent of the intitial principal balance of all Certificates

                Dec 2001- May 2003            7%                                           N
                June 2003-May 2004            8%                                           N
                June 2004 and thereafter      9%                                           N




(e) Current realized loss ratio <=            2.75%                                        Y


(f) Does Class B Percentage equal or
    exceed                                   25.375%
    of stated scheduled pool balance

                Beginning B-1 balance                                     16,953,000.00

                Beginning B-2 balance                                      8,923,192.00
                                                                 ----------------------

                                                                          25,876,192.00
                Divided by beginning pool
                balance                                                  173,131,736.27
                                                                 ----------------------
                                                                                 14.946%  N
                                                                 ======================


 Average 60 day delinquency ratio:

                             Over 60s       Pool Balance          %
                       -----------------------------------------------
 Current Mo               2,175,943.73     171,949,274.18       1.27%
 1st Preceding Mo                 0.00       1,650,435.62       0.00%
 2nd Preceding Mo                 0.00               0.00      #DIV/0!
                                               Divided by           3
                                                           -----------
                                                               #DIV/0!
                                                           ===========


 Average 30 day delinquency ratio:

                             Over 30s     Pool Balance          %
                       ---------------------------------------------
 Current Mo               4,590,051.69   171,949,274.18      2.67%
 1st Preceding Mo                 0.00     3,923,382.26      0.00%
 2nd Preceding Mo                 0.00             0.00    #DIV/0!
                                             Divided by          3
                                                          ----------
                                                             #DIV/0!
                                                          ==========

 Cumulative loss ratio:

                          Cumulative losses               37,125.59
                                            -----------------------
 Divided by Initial Certificate Principal            178,456,192.00  0.021%
                                                                     =======



 Current realized loss ratio:

                          Liquidation             Pool
                              Losses             Balance
                       --------------------------------------
 Current Mo                 28,607.71          171,949,274.18
 1st Preceding Mo                0.00                8,517.88
 2nd Preceding Mo                0.00                    0.00
                                                               0.200%
                                                               ======

        OAKWOOD MORTGAGE INVESTORS, INC. 1997-B    REPORT DATE:  October 8, 1997
        OAKWOOD ACCEPTANCE CORP. -  SERVICER       POOL REPORT #5
        REMITTANCE REPORT                          Page 3 of 6
        REPORTING MONTH: Sep-97



                                                                       Delinquency Analysis

                                                 31 to 59 days         60 to 89 days     90 days and Over        Total Delinq.
                      No. of    Principal         Principal              Principal          Principal              Principal
                      Loans     Balance      #     Balance          #     Balance      #     Balance       #        Balance
                      -----------------------------------------------------------------------------------------------------------

 Excluding Repos   5,264    171,160,694.34  83    2,362,185.29    27    717,682.47    22    733,195.96    132    3,813,063.72

         Repos        34        788,579.84   2       51,922.67     8    157,977.13    23    567,088.17     33      776,987.97
               --------------------------------------------------------------------------------------------------------------

         Total     5,298    171,949,274.18  85    2,414,107.96    35    875,659.60    45  1,300,284.13    165    4,590,051.69
               ==============================================================================================================

                                                                                                          3.1%         2.67%
                                                                                                          ====================




                                                           Repossession Analysis
                          Active Repos                  Reversal          Current Month
                          Outstanding                  (Redemption)        Repos                  Cumulative Repos
                            Principal                    Principal             Principal                 Principal
                    #        Balance          #            Balance      #       Balance           #       Balance
                --------------------------------------------------------------------------------------------------------

 Excluding Repos    34        788,579.84     0                0.00   15           349,007.68   45           1,006,191.91

         Repos


         Total





OAKWOOD MORTGAGE INVESTORS, INC. 1997-B           REPORT DATE:  October 8, 1997
OAKWOOD ACCEPTANCE CORP. -  SERVICER              POOL REPORT # 5
REMITTANCE REPORT
REPORTING MONTH: Sep-97                           Page 4 of 6

REPOSSESSION LIQUIDATION REPORT



                                            Liquidated
   Account    Customer                       Principal          Sales           Insur.          Total        Repossession
   Number       Name                         Balance          Proceeds        Refunds         Proceeds        Expenses
---------------------------------------------------------------------------------------------------------------------------
112535-0      Duffy, Chris                   30,927.65        31,400.00       1,891.44        33,291.44        1,687.00
112609-3      Ball, John                     18,532.81        21,900.00         179.00        22,079.00        1,036.23
116479-7      Coe, Gregory                   11,183.09        12,500.00         711.01        13,211.01          375.00
112166-4      Forbes, Jason                  26,185.55        25,000.00       1,484.99        26,484.99        4,153.00
112408-0      Lawson, Gary                   15,325.38        16,000.00         512.40        16,512.40          855.00
113383-4      Jenkins, Wilbert               13,719.44         2,000.00       1,504.17         3,504.17          200.00
111812-4      Ogle, David                    21,854.07        21,500.00         197.60        21,697.60        2,935.00
118063-7      Graves, Angelia                26,707.12        25,400.00       1,200.18        26,600.18        1,142.00
113850-2      Perkins, Anna                  26,628.38        25,500.00         313.15        25,813.15        1,075.41
112333-0      Dozier, Scott                  12,673.51        12,900.00         263.29        13,163.29        2,212.00
                                                                                                   0.00
                                                                                                   0.00
                                                                                                   0.00
                                                                                                   0.00
                                                                                                   0.00
                                                                                                   0.00
                                                                                                   0.00
                                                                                                   0.00
                                                                                                   0.00
                                                                                                   0.00
                                   ----------------------------------------------------------------------------------------
10                                          203,737.00       194,100.00       8,257.23       202,357.23       15,670.64
                                   ========================================================================================


As a percentage of the aggregate cut-off date principal balance







                                  Net                                 Net             Current
   Account          Customer      Liquidation  Unrecov.            Pass Thru         Period Net      Cumulative
   Number             Name        Proceeds     Advances            Proceeds         Gain/(Loss)    Gain/(Loss)
-------------------------------------------------------------------------------------------------------------------
112535-0      Duffy, Chris         31,604.44      1,672.49           29,931.95          (995.70)
112609-3      Ball, John           21,042.77        927.89           20,114.88         1,582.07
116479-7      Coe, Gregory         12,836.01        816.84           12,019.17           836.08
112166-4      Forbes, Jason        22,331.99      1,036.28           21,295.71        (4,889.84)
112408-0      Lawson, Gary         15,657.40        636.72           15,020.68          (304.70)
113383-4      Jenkins, Wilbert      3,304.17      1,361.52            1,942.65       (11,776.79)
111812-4      Ogle, David          18,762.60        999.00           17,763.60        (4,090.47)
118063-7      Graves, Angelia      25,458.18      1,311.28           24,146.90        (2,560.22)
113850-2      Perkins, Anna        24,737.74      1,325.76           23,411.98        (3,216.40)
112333-0      Dozier, Scott        10,951.29      1,469.52            9,481.77        (3,191.74)
                                        0.00                              0.00             0.00
                                        0.00                              0.00             0.00
                                        0.00                              0.00             0.00
                                        0.00                              0.00             0.00
                                        0.00                              0.00             0.00
                                        0.00                              0.00             0.00
                                        0.00                              0.00             0.00
                                        0.00                              0.00             0.00
                                        0.00                              0.00             0.00
                                        0.00                              0.00             0.00
                                  -----------------------------------------------------------
10                                186,686.59     11,557.30          175,129.29       (28,607.71)     (37,125.59)
                                  ==============================================================================


As a percentage of the aggregate cut-off date principal balance             0%
                                                                ================


OAKWOOD MORTGAGE INVESTORS, INC. 1997-B            REPORT DATE:  October 8, 1997
OAKWOOD ACCEPTANCE CORP. -  SERVICER               POOL REPORT #5
REMITTANCE REPORT
REPORTING MONTH: Sep-97                            Page 5 of 6

CERTIFICATE PRINCIPAL ANALYSIS

PRINCIPAL


                                            Original              Beginning             Beginning              Current
                Cert.                      Certificate           Certificate            Carryover             Principal
                Class                       Balances              Balances              Principal                Due
----------------------------------------------------------------------------------------------------------------------------

A-1                                     33,741,000.00         28,416,543.40                  0.00          1,182,462.09
A-1 Outstanding Writedown                                              0.00                                        0.00

A-2                                     32,767,000.00         32,767,000.00                  0.00                  0.00
A-2 Outstanding Writedown                                              0.00                                        0.00

A-3                                     22,379,000.00         22,379,000.00                  0.00                  0.00
A-3 Outstanding Writedown                                              0.00                                        0.00

A-4                                     14,096,000.00         14,096,000.00                  0.00                  0.00
A-4 Outstanding Writedown                                              0.00                                        0.00

A-5                                     33,982,000.00         33,982,000.00                  0.00                  0.00
A-5 Outstanding Writedown                                              0.00                                        0.00

M                                       15,615,000.00         15,615,000.00                  0.00                  0.00
M Outstanding Writedown                                                0.00                                        0.00

B-1                                     16,953,000.00         16,953,000.00                  0.00                  0.00
B-1 Outstanding Writedown                                              0.00                                        0.00

B-2                                      8,923,192.00          8,923,192.00                  0.00                  0.00
B-2 Outstanding Writedown                                              0.00                                        0.00


                             -----------------------------------------------------------------------------------------------

                                       178,456,192.00        173,131,735.40                  0.00          1,182,462.09
                             ===============================================================================================






                                   Current           Ending                           Ending                        Principal  Paid
                Cert.             Principal        Carryover      Writedown         Certificate        Pool           Per $1,000
                Class                Paid          Principal       Amounts           Balances         Factor         Denomination
------------------------------------------------------------------------------------------------------------------------------------

A-1                            1,182,462.09             0.00           0.00      27,234,081.31           80.71510%      35.05
A-1 Outstanding Writedown                                              0.00               0.00            0.00           0.00

A-2                                    0.00             0.00           0.00      32,767,000.00          100.00000%       0.00
A-2 Outstanding Writedown                                              0.00               0.00            0.00           0.00

A-3                                    0.00             0.00           0.00      22,379,000.00          100.00000%       0.00
A-3 Outstanding Writedown                                              0.00               0.00            0.00           0.00

A-4                                    0.00             0.00           0.00      14,096,000.00          100.00000%       0.00
A-4 Outstanding Writedown                                              0.00               0.00            0.00           0.00

A-5                                    0.00             0.00           0.00      33,982,000.00          100.00000%       0.00
A-5 Outstanding Writedown                                              0.00               0.00            0.00           0.00

M                                      0.00             0.00           0.00      15,615,000.00          100.00000%       0.00
M Outstanding Writedown                                                0.00               0.00            0.00           0.00

B-1                                    0.00             0.00           0.00      16,953,000.00          100.00000%       0.00
B-1 Outstanding Writedown                                              0.00               0.00            0.00           0.00

B-2                                    0.00             0.00           0.00       8,923,192.00          100.00000%       0.00
B-2 Outstanding Writedown                                              0.00               0.00            0.00           0.00


                             -----------------------------------------------------------------

                               1,182,462.09             0.00           0.00     171,949,273.31
                             =================================================================


OAKWOOD MORTGAGE INVESTORS, INC. 1997-B            REPORT DATE:  October 8, 1997
OAKWOOD ACCEPTANCE CORP. -  SERVICER               POOL REPORT #5
REMITTANCE REPORT
REPORTING MONTH: Sep-97                            Page 6 of 6


CERTIFICATE INTEREST ANALYSIS



           Certificate              Remittance     Beginning          Current                Total                Interest
              Class                    Rate         Balance           Accrual                 Paid               Shortfall
                                  --------------------------------------------------------------------------------------------

A-1                                6.50000%       0.00           153,922.94             153,922.94                 0.00
A-1  Carryover Interest            0.00           0.00                 0.00                   0.00                 0.00
A-1  Writedown Interest            0.00           0.00                 0.00                   0.00                 0.00

A-2                                6.75000%       0.00           184,314.38             184,314.38                 0.00
A-2  Carryover Interest            0.00           0.00                 0.00                   0.00                 0.00
A-2  Writedown Interest            0.00           0.00                 0.00                   0.00                 0.00

A-3                                6.95000%       0.00           129,611.71             129,611.71                 0.00
A-3  Carryover Interest            0.00           0.00                 0.00                   0.00                 0.00
A-3  Writedown Interest            0.00           0.00                 0.00                   0.00                 0.00

A-4                                7.10000%       0.00            83,401.33              83,401.33                 0.00
A-4  Carryover Interest            0.00           0.00                 0.00                   0.00                 0.00
A-4  Writedown Interest            0.00           0.00                 0.00                   0.00                 0.00

A-5                                7.37500%       0.00           208,847.71             208,847.71                 0.00
A-5  Carryover Interest            0.00           0.00                 0.00                   0.00                 0.00
A-5  Writedown Interest            0.00           0.00                 0.00                   0.00                 0.00

M                                  7.77500%       0.00           101,172.19             101,172.19                 0.00
M  Carryover Interest              0.00           0.00                 0.00                   0.00                 0.00
M  Writedown Interest              0.00           0.00                 0.00                   0.00                 0.00

B-1                                7.75000%       0.00           109,488.13             109,488.13                 0.00
B-1  Carryover Interest            0.00           0.00                 0.00                   0.00                 0.00
B-1  Writedown Interest            0.00           0.00                 0.00                   0.00                 0.00

B-2                                8.07500%       0.00            60,045.65              60,045.65                 0.00
B-2  Carryover Interest            0.00           0.00                 0.00                   0.00                 0.00
B-2  Writedown Interest            0.00           0.00                 0.00                   0.00                 0.00

Limited Guarantee                                 0.00                 0.00                   0.00                 0.00

X                                                 0.00           324,698.22             296,090.51            28,607.71

R                                             8,517.88                 0.00                   0.00                 0.00

Service Fee                                       0.00           144,276.45             144,276.45                 0.00
                                     -----------------------------------------------------------------------------------------

                                              8,517.88         1,499,778.71           1,471,171.00            28,607.71















                                                   Interest Paid
           Certificate              Ending          Per $1,000           Cert.                TOTAL
              Class                Balance         Denomination          Class             DISTRIBUTION
                            ----------------------------------------------------------------------------------

A-1                                0.00              5.42                  A-1            1,336,385.03
A-1  Carryover Interest            0.00              0.00
A-1  Writedown Interest            0.00              0.00

A-2                                0.00              5.63                  A-2              184,314.38
A-2  Carryover Interest            0.00              0.00
A-2  Writedown Interest            0.00              0.00

A-3                                0.00              5.79                  A-3              129,611.71
A-3  Carryover Interest            0.00              0.00
A-3  Writedown Interest            0.00              0.00

A-4                                0.00              5.92                  A-4               83,401.33
A-4  Carryover Interest            0.00              0.00
A-4  Writedown Interest            0.00              0.00

A-5                                0.00              6.15                  A-5              208,847.71
A-5  Carryover Interest            0.00              0.00
A-5  Writedown Interest            0.00              0.00

M                                  0.00              6.48                  A-6              101,172.19
M  Carryover Interest              0.00              0.00
M  Writedown Interest              0.00              0.00

B-1                                0.00              6.46                  B-1              109,488.13
B-1  Carryover Interest            0.00              0.00
B-1  Writedown Interest            0.00              0.00

B-2                                0.00              6.73                  B-2               60,045.65
B-2  Carryover Interest            0.00              0.00
B-2  Writedown Interest            0.00              0.00

Limited Guarantee                  0.00                            Limited Guarantee              0.00

X                             28,607.71                                     X               296,090.51

R                              8,517.88                                     R                     0.00

Service Fee                        0.00                                                     144,276.45
                            ---------                                                   --------------

                              37,125.59                                                   2,653,633.09
                                                                                        ==============


  Disbursed as follows:
----------------------------------
X Proceeds to Class A-6 Liquidity Account                          0.00
X Proceeds to Class B-1 Liquidity Account                          0.00
Service Fee to Class B-1 Liquidity Account                         0.00
                                                         --------------
                                                           1,471,171.00
                                                         ==============
